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                                                                       EXHIBIT 3

                    Concerned Shareholders for a Better Bank
                           Shareholder Questionnaire


We believe that CSB will be better run and management more responsive if the voice of its shareholders -- your voice -- is heard. Jeffery A. Robb's election to the Board is a good first step, but there is still more to be done. Please take a few minutes to complete this questionnaire and return it to us in the enclosed envelope to let us know what is on your mind. We look forward to hearing from you and continuing to work on your behalf for a better bank.


How satisfied are you with CSB's current directors and management?

[_] Very Satisfied   [_] Somewhat Satisfied   [_] Dissatisfied  [_] Very
                                                                    Dissatisfied

Comments: ______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


With our support, Jeffery A. Robb, Sr. has been elected to CSB's Board of Directors. Do your believe we should seek further representation on the Board?
[_]  Yes  [_]  No

Why?____________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Presently, director candidates are nominated by a committee of incumbent Board members and, presently, one Shareholder who is not also a director. We believe this system can lead to stagnation on the Board and would like to see greater shareholder representation in the process. Do you agree?

[_] Yes, the nominating process should change

[_] No, I am satisfied with the present nominating system

Comments:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                    (over)
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Under prior management, the bank suffered severe loan losses that forced CSB to enter into a written agreement with the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions one year ago. We believe the present Board must thoroughly review all of its options to potentially recover the bank's losses. Do you agree that Board should revisit this issue?

[_] Yes  [_]  No

Why?____________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


What other suggestions do you have as to how we can make CSB a better bank?
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


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Signature                               Address

___________________________________     ________________________________________
Print Name

___________________________________     ________________________________________
Date